Exhibit 99.2
Form of Proxy
Class A Common Stock
WOODBRIDGE HOLDINGS CORPORATION
2100 WEST CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS OF
WOODBRIDGE HOLDINGS CORPORATION
SEPTEMBER 21, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Seth Wise and Amerisa Kornblum, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of Woodbridge Holdings Corporation held of record by the undersigned on August 18, 2009 at the Annual Meeting of Shareholders to be held on September 21, 2009 and at any adjournment or postponement thereof.
(continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. The approval of the Agreement and Plan of Merger, dated as of July 2, 2009, by and among Woodbridge Holdings Corporation, BFC Financial Corporation and WDG Merger Sub, LLC, pursuant to which Woodbridge will merge with and into a wholly owned subsidiary of BFC and each outstanding share of Woodbridge’s Class A Common Stock (other than shares owned by BFC) will be converted into the right to receive 3.47 shares of BFC’s Class A Common Stock.

3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” EACH OF THE DIRECTORS NAMED IN PROPOSAL 2.
[ ] [ ] [ ]	FOR AGAINST ABSTAIN	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” THE ELECTION OF EACH OF THE DIRECTORS NAMED IN PROPOSAL 2.

2. The election of three directors, each for a term expiring at the earlier of the consummation of the merger described in Proposal 1 and 2012.
Nominees:		PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
Alan B. Levan James Blosser Darwin Dornbush
[ ]	FOR ALL NOMINEES	Please mark box if you plan to attend this meeting. [ ]
[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES
[ ]	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.		To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

NOTE:	Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.